                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             ----------------------


       Date of Report (Date of earliest event reported): November 11, 1998


                           AVALONBAY COMMUNITIES, INC.
               (Exact name of Registrant as specified in charter)


          MARYLAND                                    1-12672                                77-0404318

(State or other jurisdiction                 (Commission file number)                      (IRS employer
    of incorporation)                                                                    identification no.)


        2900 EISENHOWER AVENUE, SUITE 300, ALEXANDRIA, VIRGINIA 22314
        -------------------------------------------------------------
             (Address of principal executive offices) (Zip Code)

                                (703) 329-6300
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT. On November 11,
1998, PricewaterhouseCoopers LLP was dismissed and Arthur Andersen LLP was engaged as the principal independent accountant for AvalonBay Communities, Inc. (the "Company"). The decision to change accountants was unanimously approved by the Company's Board of Directors.

The reports of PricewaterhouseCoopers LLP on the financial statements of the Company for the years ended December 31, 1997 and 1996 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's fiscal years ended December 31, 1997 and 1996, and the subsequent interim period through November 11, 1998, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference thereto in their reports on the financial statements for such years.

During the Company's fiscal years ended December 31, 1997 and 1996 and the subsequent interim period through November 11, 1998, Arthur Andersen LLP has not been engaged as an independent accountant to audit either the Company's financial statements or the financial statements of any of its subsidiaries, nor has it been consulted regarding the application of the Company's accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

    16.1 Letter regarding change in certifying accountant, dated November 11, 1998, from PricewaterhouseCoopers LLP addressed to the Company.

    16.2 Letter regarding change in certifying accountant, dated November 11, 1998, from PricewaterhouseCoopers LLP to the Securities and Exchange Commission.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                    AVALONBAY COMMUNITIES, INC.



Dated: November 17, 1998            By: /s/ Thomas J. Sargeant
                                        ----------------------------------------
                                        Name: Thomas J. Sargeant
                                        Title: Chief Financial Officer